Q3 2021 Earnings and Business Update Call

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the "Company," "Sanara," "we," "our" or "us"). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as "may," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "preliminary," "potential" or "continue" or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include statements regarding the anticipated benefits of the Rochal acquisition, the development of new products and expansion of the Company's business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as ability to retain key employees uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Overview

Commentary on Q3 2021

- **Financial Update**
  - Second highest sales quarter in Company's history with $5.8 million in revenue
  - Net loss of $2.0 million largely due to increased SG&A ($1.8 million higher than previous year)
    - ~70% of higher SG&A was due to increased direct sales and marketing costs
  - Sales impacted by COVID-19 Delta variant in key markets in Texas and the Northeast, as selective procedures were deferred
  - Cash on hand: $22.4 million at the end of the quarter
- **Surgical Products Sales**
  - Continuing focus on adding high-quality experienced regional and territorial sales managers to our team, hospital approvals, product adoption and introducing new products
- **WounDerm**
  - Agreement executed and pilot underway in the home health vertical to prove the efficacy of the WounDerm solutions and demonstrate the Company's overall value proposition related to costs and outcomes
    - Concurrently signed a product distribution agreement
  - Wound care group (Mgroup) licensed in 48 states for virtual wound care consults (50 states expected by EOY).
  - Having discussions with value-based and managed care healthcare companies and are exploring possibilities across all settings
- **Precision Healing (SMTI Investment)**
  - 510(k) submission for the Precision Healing imager expected by the end of the year
- **Rochal Asset Acquisition**
  - Completed in Q3; R&D team fully integrated into Sanara and focusing on developing products in the pipeline

Surgical Products

Surgical Overview

- 29 Regional Sales Managers (“RSMs”) and Territory Sales Managers (“TSMs”) at September 30, 2021
- CellerateRX Surgical sold in over 395 hospitals/ASCs for the nine months ended September 30, 2021
- CellerateRX Surgical sold in hospitals/ASCs across 21 states[(1)] as of September 30, 2021
- CellerateRX Surgical approved for use in ~990 hospitals/ASCs.
- Total estimated available market in the United States:
    - 6,090 hospitals[(2)]
    - 5,700 ASCs[(3)]


POWDER
Cellerate RX Surgical



(1) Number based on a minimum a $50,000 annual run rate for the quarter.
(2) American Hospital Association. Fast Facts on U.S. Hospitals, 2021.
(3) Becker’s ASC Review dated June 19, 2020 referencing CMS data from May 2020 as reported by ASCA.

Cook - Sanara Partnership Product Launch

Sanara MedTech

COOK BIOTECH

- In November 2021 Sanara announced the commercial launch of two new innovative products from Cook Biotech Inc.:
  - FORTIFY TRG™ Tissue Repair Graft
  - FORTIFY FLOWABLE™ Extracellular Matrix

	FORTIFY TRG™ Tissue Repair Graft	FORTIFY FLOWABLE™ Extracellular Matrix
Benefits	✓ Ideal for reinforcement of soft tissue ✓ Available in multiple sizes ✓ Can be cut to size to accommodate patient anatomy	✓ Maintains and supports a healing environment for wound management ✓ Provides a natural, complex ECM scaffold for cellular and capillary growth
Regulatory	▪ 510(k) cleared ▪ Terminally sterilized	▪ 510(k) cleared ▪ Terminally sterilized
Indications	▪ Implantation to reinforce soft tissue	▪ Partial and full-thickness wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/grafts, post-Mohs surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns, and skin tears) and draining wounds.

Q3 2021 Financial Highlights

Sanara MedTech

Overview

- **Revenue**
  - Q3 2021 revenue was $5,823,942 compared to revenues of $4,306,324 for Q3 2020, representing a 35% increase from the prior year period.
  - For the nine months ended September 30, 2021, revenues totaled $17,110,511 compared to revenues of $10,797,838 for the nine months ended September 30, 2020, representing a 58% increase from the prior year period.
  - The higher revenues in 2021 were primarily due to increased penetration of surgical wound care products by our sales force additions last year and our continuing present strategy to expand our independent distribution network in both new and existing U.S. markets.

- **Net Loss**
  - Net loss of $2,047,861 for Q3 2021 compared to net loss of $1,208,123 for Q3 2020.
  - The higher net loss in the third quarter of 2021 was primarily due to higher SG&A expenses which were approximately $1.8 million higher than prior year, partially offset by higher third quarter gross profit which was $1.4 million higher than the same period in 2020. Third quarter 2021 depreciation, amortization, and other expenses collectively were approximately $0.4 million higher compared to prior year.
  - For the nine months ended September 30, 2021, we had a net loss of $4,437,210, compared to net loss of $4,178,692 for the nine months ended September 30, 2020.
  - The higher net loss for the nine months ended September 30, 2021 was primarily due to higher SG&A expenses, partially offset by higher revenues. The higher SG&A expenses in 2021 were primarily driven by increased selling costs as a result of sales force expansion and higher sales commissions due to higher product sales.

- **Cash as of June 30, 2021:** $22.4 million

Questions

Sanara
MedTech
Evidence Based Healing